UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0296543
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1440 Davey Road
Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-124396

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Item 1.                                   Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, par value $0.01 per share (“Common Stock”), of Advanced Life Sciences Holdings, Inc., a Delaware corporation (“ALS”), is incorporated by reference to the section captioned “Description of Capital Stock” in the Prospectus which constitutes part of ALS’s Registration Statement on Form S-1 (No. 333-124396) initially filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2005, and amended by Amendment No. 1 to the Registration Statement, filed with the Commission on June 3, 2005, Amendment No. 2 to the Registration Statement, filed with the Commission on June 28, 2005, and Amendment No. 3 to the Registration Statement, filed with the Commission on July 1, 2005, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.                                   Exhibits.

The following exhibits are filed as a part of this Registration Statement.

Exhibit	Description

3.1*	Amended and Restated Certificate of Incorporation of Advanced Life Sciences Holdings, Inc.

3.2*	Articles of Amendment of Articles of Incorporation of Advanced Life Sciences, Inc. designating its Series A Preferred Stock

3.3*	By-laws of Advanced Life Sciences Holdings, Inc.

4.1*	Specimen Common Stock Certificate

4.2*	Warrant to Purchase Shares of Common Stock of Advanced Life Sciences Holdings, Inc., dated December 21, 2004, issued to Leaders Bank

4.3*	Registration Rights Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc.

4.4*	Stock Purchase Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc.

4.5*	Partnership Exchange Agreement, dated December 13, 2004, by and between Advanced Life Sciences Holdings, Inc. and Flavin Ventures, LLC

4.6*	ALS Exchange Agreement, dated December 13, 2004, by and between Advanced Life Sciences Holdings, Inc., the Michael T. Flavin Revocable Trust and Karen Stec

4.7*	Partnership Dissolution Agreement, dated December 13, 2004, by and between Advanced Life Sciences Holdings, Inc. and Advanced Life Sciences, Inc.

4.8*	Contribution Agreement, dated as of December 13, 2004, by and between Flavin Ventures, LLC and the Michael T. Flavin Revocable Trust

4.9*	Ventures Contribution Agreement, dated as of December 13, 2004, by and between ALS Ventures, LLC and Flavin Ventures, LLC

*                                         Filed as equivalent exhibit number to ALS’s Registration Statement on Form S-1 (333-124396) and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date:	July 15, 2005
		By:	/s/ Michael T. Flavin
Name: Michael T. Flavin
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1*	Amended and Restated Certificate of Incorporation of Advanced Life Sciences Holdings, Inc.

3.2*	Articles of Amendment of Articles of Incorporation of Advanced Life Sciences, Inc. designating its Series A Preferred Stock

3.3*	By-laws of Advanced Life Sciences Holdings, Inc.

4.1*	Specimen Common Stock Certificate

4.2*	Warrant to Purchase Shares of Common Stock of Advanced Life Sciences Holdings, Inc., dated December 21, 2004, issued to Leaders Bank

4.3*	Registration Rights Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc.

4.4*	Stock Purchase Agreement, dated December 13, 2004, by and between Abbott Laboratories and Advanced Life Sciences Holdings, Inc.

4.5*	Partnership Exchange Agreement, dated December 13, 2004, by and between Advanced Life Sciences Holdings, Inc. and Flavin Ventures, LLC

4.6*	ALS Exchange Agreement, dated December 13, 2004, by and between Advanced Life Sciences Holdings, Inc., the Michael T. Flavin Revocable Trust and Karen Stec

4.7*	Partnership Dissolution Agreement, dated December 13, 2004, by and between Advanced Life Sciences Holdings, Inc. and Advanced Life Sciences, Inc.

4.8*	Contribution Agreement, dated as of December 13, 2004, by and between Flavin Ventures, LLC and the Michael T. Flavin Revocable Trust

4.9*	Ventures Contribution Agreement, dated as of December 13, 2004, by and between ALS Ventures, LLC and Flavin Ventures, LLC

*                                         Filed as equivalent exhibit number to ALS’s Registration Statement on Form S-1 (333-124396) and incorporated herein by reference